Exhibit 16.1

June 24, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read Item 4 included in the Form 8-K dated June 24, 2002 of PECO II, Inc. to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.

Very truly yours,

By:	/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP

cc:     Mr. John C. Maag

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